                                                                      EXHIBIT 11


                    NATURAL ALTERNATIVES INTERNATIONAL, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                                              Primary and
                                                                                            Fully Diluted
                                                                                               Weighted
                                                                      Days                  Average Shares
                                               From       To       Outstanding    Shares      Outstanding
                                               -------------------------------------------- -------------
Year Ended June 30, 1995:

       Beginning shares                          7/1/94    6/30/95    365       5,257,375       5,257,375

       Exercise of employee stock options        7/7/94    6/30/95    358             500             490
                                                                               ----------   -------------
       Ending shares                                                            5,257,875       5,257,865
                                                                               ==========   =============

                                                              Net earnings                     $2,028,059
                                                              Net earnings per share                $0.39
                                                                                            =============


Year Ended June 30, 1996:

       Beginning shares                          7/1/95    6/30/96    366       5,257,875       5,257,875

       Exercise of employee stock options,
       by date:
                                                8/21/95    6/30/96    315           1,500           1,291
                                                9/19/95    6/30/96    286          20,500          16,019
                                                11/9/95    6/30/96    235          15,000           9,631
                                               11/10/95    6/30/96    234           2,500           1,598
                                                3/25/96    6/30/96    101           1,000             276
                                                5/24/96    6/30/96     37          15,600           1,577
                                                 6/5/96    6/30/96     25          12,900             881
                                                6/11/96    6/30/96     19           5,500             286
                                                6/14/96    6/30/96     16          14,000             612
                                                6/17/96    6/30/96     13           2,000              71
                                                6/21/96    6/30/96      9           2,000              49
                                                6/26/96    6/30/96      5           1,500              20

       Dilutive effect of common
        stock equivalents:
        946,500 stock options at
        average price per share                  7/1/95    6/30/96    366             n/a         295,256
                                                                                ---------       ---------

       Ending shares                                                            5,351,875       5,585,442
                                                                                =========        =========

                                                                 Net earnings                  $3,222,317
                                                                 Net earnings per share             $0.58


                                                                     (continued)

                                                                      EXHIBIT 11


                    NATURAL ALTERNATIVES INTERNATIONAL, INC.
           STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (continued)

                            YEAR ENDED JUNE 30, 1997


                                                                                                         Primary and
                                                                                                         Fully Diluted
                                                                                                            Weighted
                                                                                 Days                    Average Shares
                                                     From        To           Outstanding   Shares         Outstanding
                                                   --------    -------        -----------  ---------      ----------
Beginning shares                                    7/1/96      6/30/97            365     5,351,875      5,351,875

Exercise of employee stock options, by date:
                                                    7/5/96      6/30/97            360         5,000          4,932
                                                   7/22/96      6/30/97            343         4,000          3,759
                                                   7/25/96      6/30/97            340         6,000          5,589
                                                    8/7/96      6/30/97            327         2,000          1,792
                                                    8/7/96      6/30/97            327         2,000          1,792
                                                   8/13/96      6/30/97            321         5,000          4,397
                                                  10/21/96      6/30/97            252        15,000         10,356
                                                   11/4/96      6/30/97            238         1,000            652
                                                    1/6/97      6/30/97            175         2,500          1,199
                                                    2/7/97      6/30/97            143         2,000            784
                                                   2/20/97      6/30/97            130         5,000          1,781
                                                    3/6/97      6/30/97            116         3,000            953
                                                   3/14/97      6/30/97            108         1,000            296
                                                   3/18/97      6/30/97            104         1,500            427
                                                   3/24/97      6/30/97             98         2,000            537
                                                   4/15/97      6/30/97             76        20,000          4,164
                                                   4/28/97      6/30/97             63           889            153
Dilutive effect of common
 stock equivalents:
 868,611 stock options at
 average price per share                          7/1/96        6/30/97            365           n/a        244,873
                                                                                          ----------     ----------
Ending shares                                                                              5,429,764      5,640,311
                                                                                          ==========     ==========

                                                                       Net earnings                      $1,119,920
                                                                       Net earnings per share            $     0.20



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